SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2011

ABIOMED, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20584	04-2743260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of principal executive offices) (Zip Code)

(978) 646-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 26, 2011, we elected Paul Thomas as a member of our Board of Directors. Mr. Thomas will serve as a Class I director until our 2011 annual meeting of stockholders and thereafter until his successor is duly elected and qualified. Mr. Thomas has been granted a stock option to purchase 10,000 shares of our common stock, vesting 50% on each of the fourth and fifth anniversaries of January 29, 2010. The stock option has an exercise price of $18.94 equal to the closing price of our common stock on the date of grant, May 26, 2011. Mr. Thomas served as a consultant to us since January 29, 2010. While Mr. Thomas will no longer serve as a consultant to us, the stock option to purchase 15,000 shares of our common stock previously issued to Mr. Thomas as a consultant will continue to vest while he serves as a director. Although we expect that Mr. Thomas will be appointed to serve on at least one committee of the board of directors, the committees on which he will serve have not been determined at this time.

(e) On May 26, 2011, our compensation committee made its annual compensation determinations for our named executive officers. The committee determined the bonuses for fiscal 2011 performance, the salaries and target bonuses for fiscal 2012, and made performance share awards in the form of restricted stock units to executive officers. The compensation decisions made with respect to our executive officers who are serving as our principal executive officer, principal financial officer, or who were named executive officers in our most recent proxy statement were as follows:

Executive Officer	Fiscal 2011 Bonus	Fiscal 2012 Salary	Target Fiscal 2012 Bonus (Percentage of salary)	Underlying Restricted Stock Units (time based vesting)	Underlying Restricted Stock Units (time and performance based vesting)

Michael R. Minogue, Chairman, CEO and President	$486,183	$440,806	120%	31,000	47,000

Robert L. Bowen, Chief Financial Officer	$147,900	$304,674	50%	10,000	14,000

Andrew J. Greenfield, Vice President, Healthcare Solutions	$124,566	$232,523	50%	7,000	12,500

David Weber, Chief Operating Officer	$183,013	$317,625	60%	12,000	18,000

William Bolt, Senior VP, Regulatory and Engineering	$150,000	$257,088	55%	9,000	14,000

The performance share awards of time based restricted stock units vest in three equal installments annually over three years. The performance share awards of performance and time based restricted stock units have a double trigger vesting pursuant to which 2012 revenue performance will determine whether 0%, 50% or 100% of the underlying restricted stock units are eligible for vesting, at which point half of the units eligible for vesting will vest on the second anniversary of grant and the other half of the units eligible for vesting will vest on the third anniversary of the date of grant. It is currently anticipated that Mr. Minogue will also receive an additional performance share award in the future for the issuance of up to 100,000 shares of our common stock, based on performance metrics to be determined by our compensation committee at the time of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen
Vice President and Chief Financial Officer

Date: June 2, 2011